UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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LIBERATED SYNDICATION, INC.

(Name of Registrant as Specified In Its Charter)

CAMAC FUND, LP

CAMAC PARTNERS, LLC

CAMAC CAPITAL, LLC

ERIC I. SHAHINIAN

MICHAEL CRICENTI

SIMEON MCMILLAN

DONALD J. TRINGALI

BRADLEY M. TIRPAK

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Stockholders of Liberated Syndication Are Urged to Complete and Return the WHITE Special Meeting Request Card

– Help Camac Stop Egregious Pay Practices and Prevent Further Dilution –

NEW YORK, June 12, 2019

Camac Fund, LP (“Camac”), the beneficial owner of over 6% of Liberated Syndication, Inc. (“Libsyn”), urges all stockholders to promptly return the WHITE special meeting request card in order to call a special meeting of Libsyn’s stockholders.

Camac is soliciting proxies to call a special meeting because it believes that Libsyn is desperately in need of improved governance. Camac reminds stockholders of the following:

•

Since Libsyn’s spin-out from FAB Universal Corp., Libsyn’s board of directors has authorized the issuance of over 10 million new shares to insiders for no financial consideration. Libsyn’s stockholders will have been diluted by 49% if these shares fully vest.

•

In 2019, Christopher J. Spencer, Libsyn’s chief executive officer, is slated to receive a $400,000 salary and an $800,000 bonus, and John Busshaus, Libsyn’s chief financial officer, is slated to receive a $350,000 salary and a $700,000 bonus. This amounts to over 59% of Libsyn’s 2018 income.

•

Libsyn’s board of directors approved massive share awards to Messrs. Spencer and Busshaus that were conditioned on the achievement of certain milestones, Camac believes that Libsyn’s board of directors has recently taken a number of troubling actions to permit the vesting of one of these awards where Libsyn management had not met the applicable performance threshold and extending the time to achieve the thresholds for other awards.

Camac believes that the operating team at Libsyn has built a wonderful business with tremendous potential. With the right board of directors, Camac is confident that the best is yet to come.

Please help Camac bring needed improvements to Libsyn. Sign, date and return the WHITE special meeting request card today.

Camac is eager to speak with its fellow Libsyn stockholders. Please contact Camac using the contact information at the end of this release.

About Camac

Camac is a private investment firm founded in 2011. Camac focuses on extremely mispriced assets in discrete pockets of opportunity. Camac prides itself on its unique sourcing, flexible mandate, and constant focus on non-competitive opportunities. Its investments are long term in nature and focused on compounding capital over several decades rather than months or years.

For Further Information

Eric Shahinian

(914) 629-8496

eric@camacpartners.com